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                                                                      Exhibit 15

                       ROYAL LIFE INSURANCE COMPANY OF AMERICA

                                  POWER OF ATTORNEY

                                   Gregory A. Boyko
                                   John P. Ginnetti
                                     Lynda Godkin
                                   Thomas M. Marra
                                   Lowndes A. Smith
                                 Raymond P. Welnicki
                                 Lizabeth H. Zlatkus

do hereby jointly and severally authorize Lynda Godkin, Marianne O'Doherty, and Thomas S. Clark to sign as their agent, any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Royal Life Insurance Company of America under the Securities Act of 1933 and/or the Investment Company Act of 1940.



/s/ Gregory A. Boyko                         Dated as of September 15, 1998
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Gregory A. Boyko

/s/ John P. Ginnnetti                        Dated as of September 15, 1998
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John P. Ginnnetti

/s/ Lynda Godkin                             Dated as of September 15, 1998
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Lynda Godkin

/s/ Thomas M. Marra                          Dated as of September 15, 1998
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Thomas M. Marra

/s/ Lowndes A. Smith                         Dated as of September 15, 1998
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Lowndes A. Smith

/s/ Raymond P. Welnicki                      Dated as of September 15, 1998
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Raymond P. Welnicki

/s/ Lizabeth H. Zlatkus                      Dated as of September 15, 1998
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Lizabeth H. Zlatkus